EXHIBIT 23(H)(XII) UNDER FORM N-1A
                                           EXHIBIT 10(H) UNDER ITEM 601/REG. S-K
Assigned from Massachusetts business trusts to Delaware statutory trust - 6/23/06 - see letter at end.

           FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

AGREEMENT dated as of December 1, 2001 by and among The Huntington Funds and Huntington VA Funds, each a Massachusetts business trust (the "Funds" or "Trusts") and The Huntington National Bank ("Huntington").

WHEREAS, the Trusts are registered as open-end, management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Trusts desire to retain Huntington as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf certain portfolios of the Trusts (the "Portfolios");

WHEREAS, the Trusts desire to retain Huntington as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, Huntington is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:


I.    APPOINTMENT

      A.    Of Huntington as the Financial Administrator

The Trusts hereby appoint Huntington to act as Financial Administrator for the Portfolios for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. Huntington accepts such appointment and agrees to render the financial administrative services stated herein.

The Trusts will initially consist of the Portfolios identified in Exhibit A hereto. In the event that a Trust establishes one or more additional Portfolios with respect to which the Trust wishes to retain the Financial Administrator to act as financial administrator hereunder, the Trust shall notify the Financial Administrator in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

      B.    Of Huntington as the Accounting Agent

The Trusts hereby appoint Huntington to act as Accounting Agent for the Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. Huntington accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.
The Trusts will initially consist of the Portfolios identified in Exhibit A hereto. In the event that a Trust establishes one or more additional Portfolios with respect to which the Trust wishes to retain the Accounting Agent to act as accounting agent hereunder, the Trust shall notify the Accounting Agent in writing. Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.


II.   REPRESENTATIONS and WARRANTIES

      A.    By Huntington .  Huntington represents and warrants that:

            1.           It  is a national banking association,  duly  organized
               and existing under the banking laws of the United States;

            2.           It has  the  corporate  power and authority to carry on
               its business;

            3.           All requisite corporate proceedings  have been taken to
               authorized it to enter into and perform this Agreement;

            4.           No  legal  or  administrative  proceedings   have  been
               instituted or threatened which would impair Huntington's ability to perform its duties and obligations under this Agreement; and

            5.           Its  entrance  into  this  Agreement shall not cause  a
               material breach or be in material conflict with any other agreement or obligation of Huntington or any law or regulation applicable to it.

      B.    By the Trusts.  Each Trust represents and warrants that:

                  1.                       It is a Massachusetts business trust,
                      duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

                  2.                       It  has the power and authority under
                      applicable laws and by its Declaration of Trust to enter into and perform this Agreement;

                  3.                       All requisite proceedings  have  been
                      taken to authorize it to enter into and perform this Agreement;

                  4.                       With respect to each Portfolio, it is
                      an investment company properly registered under the 1940 Act;


                  5.                       A  registration  statement under  the
                      1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

                  6.                       No    legal     or     administrative
                      proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

                  7.                       Its entrance into this Agreement will
                      not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

                  8.                       The  Trust  is  authorized  to  issue
                      shares of capital stock.


III.DUTIES of HUNTINGTON

a. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trusts and the review and comment by the Trusts' auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trusts and the Financial Administrator:

           1. Oversee the determination and publication of each Portfolio's net asset value ("NAV") in accordance with each Trust's policy as adopted from time to time by each Board of Trustees of the Trusts (the "Boards");

           2. Oversee the maintenance by The Huntington National Bank as Custodian and State Stree Bank and Trust Company as sub-custodian of certain books and records of the Trusts as required under Rule 31a-1(b) of the 1940 Act;

           3. Compile and deliver to the Trusts, Portfolios' performance statistics including yields and total returns;

           4. Prepare and submit for approval by officers of each Trust a Trust expense budget, review expense calculations and arrange for payment of the Trust's expenses;

           5. Prepare for review and approval by officers of each Trust financial information for the Trust's semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders;

        6. Prepare for review by an officer of and legal counsel for each Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and SEC Rule 24f-2 notices and such other reports, forms or filings as may be mutually agreed upon;
        7. Prepare reports relating to the business and affairs of each Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, sub-custodian, legal counsel or independent accountants;

        8. Make such reports and recommendations to each Trust concerning the performance of the Trust's independent accountants as the Trust may reasonably request;

        9. Make such reports and recommendations to each Trust concerning the performance and ees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Trust may reasonably request or deems appropriate;

        10.Oversee and review calculations of fees paid to each Trust's investment adviser, custodian, sub-custodian, administrator, sub-administrator and Transfer Agent;

        11.Consult with each Trust's officers, independent accountants, legal counsel, custodian, administrator and Transfer Agent in establishing the accounting policies of the Trust;

        12.Respond to, or refer to each Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

        13.Prepare Trust income forecasts and submit for approval by officers of the Trusts, recommendations for Trust income dividend distributions;

        14.Review and provide assistance on shareholder communications;

        15.File annual and semi-annual N-SAR with the appropriate regulatory agencies;

        16.Review   text   of  "President's   letters"   to   shareholders   and
           "Management's Discussion of Corporate Performance" (which shall also be subject to review by the Trusts' legal counsel); and

        17.Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trusts, and provide related planning assistance where requested or appropriate.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

   B.   As the Accounting Agent.

           1. Books of Account. The Accounting Agent shall maintain the books of account of each Trust and shall perform the following duties in the manner prescribed by the Trust's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

            a.  Value  the assets of each Portfolio  using:   primarily,  market
              quotations including the use of matrix pricing supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trusts' investment adviser (the "Adviser") or sources selected by the Adviser and reviewed by the Board; secondarily, for securities for which no market price is available, the Pricing Committee of the Board (the "Committee") will determine a fair value in good faith. Consistent with Rule 2a-4 of the 1940 Act, estimates may be used where necessary or appropriate; or thirdly, such other procedures as may be adopted by the Board. The Accounting Agent is not the guarantor of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trusts for potential errors in valuing a Portfolio's assets or calculating the NAV per share of such Portfolio or class when the calculations are based upon such prices;

           a. Determine the NAV per share of each Portfolio and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of each Trust;

           b.     Calculate the net income of each of the Portfolios, if any;

           c. Calculate realized capital gains or losses of each of the Portfolios resulting from sale or disposition of assets, if any;

           d. Maintain the general ledger and other accounts, books and financial records of the Trusts, including for each Portfolio, and/or class, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by Huntington;

           e. At the request of a Trust, prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

           f. Such other similar services as may be reasonably requested by a Trust.

Each Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust's governing document. The Accounting Agent shall not be responsible for any revisions to calculations unless such revisions are communicated in writing to the Accounting Agent.

        2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of each Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. Subject to Section XVI below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.


IV.   Duties of each Trust

   A.   Delivery  of  Documents.   Each  Trust  will  promptly  deliver  to  the
Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

           1.     The Trust's Declaration of Trust;

           2. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information (the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

           3. Certified copies of resolutions of the Board authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

           4. The investment advisory agreement between the Trust and the Trust's investment adviser; and

           5. Such other certificates, documents or opinions which the Financial Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

Each Trust shall provide, or shall cause a third party to provide, timely notice to the Accounting Agent of all data reasonably required as a condition to the Accounting Agent's performance described in Section III.B hereunder.

Huntington is authorized and instructed to rely upon any and all information it receives from a Trust or any third party. Huntington shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of a Trust.

Huntington shall value each Portfolio's securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust's duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit B or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "AUTHORIZED PRICE SOURCES"). Huntington shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to the Huntington.


   B. Proper Instructions. Each Trust shall communicate to Huntington by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) communication affected directly between the Trust or its third-party agent and Huntington by electro-mechanical or electronic devices, provided that the Trust and Huntington have approved such procedures.
Huntington may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of a Trust. Oral instructions shall be considered Proper Instructions if Huntington reasonably believes them to have been given by a person authorized to give such instructions. Each Trust shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. Each Trust shall give timely Proper Instructions to Huntington in regard to matters affecting accounting practices and Huntington's performance pursuant to this Agreement.


V.    COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

Each Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to the Trust.


VI.     WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, a Trust notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and each Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Accounting Agent makes no warranties with respect to the calculations and data processing it provides the Trusts and/or any third party agent of a Trust insofar as it relates to the qualification of the Trust as a regulated investment company under state or federal securities and tax laws, or any requirements or obligations thereunder.


VII.  FORCE MAJEURE

Huntington shall have no liability for cessation of services hereunder or any damages resulting therefrom to either Trust or a Portfolio as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, computer viruses, communication disruption or other impossibility of performance.

VIII.   INSTRUCTIONS and ADVICE

At any time, Huntington may apply to any officer of a Trust for instructions and may consult with its own legal counsel or outside counsel for the Trusts or the independent accountants for the Trusts at the expense of the Trust, provided that Huntington first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by Huntington under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, Huntington shall not be liable, and shall be indemnified by each Trust for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. Huntington shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon Huntington any obligation to seek such instructions or advice, or to act in accordance with such advice when received.


IX.   NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to Huntington:
            Daniel B. Benhase
            The Huntington Bank
            41 S. High Street
            Columbus Ohio 43215

            Cc: General Counsel

If to the Trusts:
            Daniel B. Benhase
            The Huntington Bank
            41 S. High Street
            Columbus, Ohio 43215

            Cc: Gail C. Jones
            Federated Services Company
            1001 Liberty Avenue
            Pittsburgh, PA 15222

X.    CONFIDENTIALITY

      1. The Funds and Huntington hereby acknowledge that the Funds may disclose shareholder non-public personal information ("NPI") to Huntington as agent of the Funds and solely in furtherance of fulfilling Huntington's contractual obligations under this Agreement in the ordinary course of business to support the Funds and their shareholders.

      2. Huntington hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under this Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR {section}{section} 248.15, or in connection with joint marketing arrangements that the Funds may establish with Huntington in accordance with the limited exception set forth in 17 CFR {section} 248.13.

       3. Huntington further represents and warrants that, in accordance with 17 CFR {section} 248.30, it has implemented, and will continue to carry out for the term of this Agreement, policies and procedures reasonably designed to:
   * insure the security and confidentiality of records and NPI of Fund customers,
* protect against any anticipated threats or hazards to the security or integrity of Fund customer records and NPI, and
* protect against unauthorized access to or use of such Fund customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

      4. Huntington may redisclose Section 248.13 NPI only to: (a) the Funds and affiliated persons of the Funds ("Fund Affiliates"); (b) affiliated persons of Huntington ("Service Provider Affiliates") (which in turn may disclose or use the information only to the extent permitted under the original receipt); (c) a third party not affiliated with Huntington or the Funds ("Nonaffiliated Third Party") under the service and processing ({section}248.14) or miscellaneous ({section}248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which Huntington received the information in the first instance; and (d) a Nonaffiliated Third Party under the joint marketing exception ({section}248.13), provided Huntington enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Funds disclosed the information in the first instance.

      5. Huntington may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Funds and Fund Affiliates; (b) Service Provider Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Funds might lawfully have disclosed NPI directly.

            6. Huntington is obligated to maintain beyond the termination date of this Agreement the confidentiality of any NPI it receives from the Funds in connection with this Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

XI.   LIMITATION of LIABILITY and INDEMNIFICATION

Huntington shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. Huntington shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely and directly caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of Huntington, its officers or employees. HUNTINGTON SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) IN ANY WAY DUE TO A TRUST'S USE OF THE SERVICES DESCRIBED HEREIN OR THE PERFORMANCE OF OR FAILURE TO PERFORM HUNTINGTON'S OBLIGATIONS UNDER THIS AGREEMENT. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trusts shall indemnify and hold Huntington harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by Huntington resulting from any claim, demand, action or suit in connection with Huntington's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of Huntington, its officers or employees in cases of its or their own negligence, reckless misconduct, willful malfeasance or lack of good faith or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.

XIII. SERVICES NOT EXCLUSIVE

The services of Huntington to the Trusts are not to be deemed exclusive and Huntington shall be free to render similar services to others. Huntington shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by a Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

XIV.  TERM; TERMINATION; AMENDMENT

      A.    Term.   This  Agreement shall become effective  on  the  date  first written above and shall remain in full force and effect unless either party terminates this Agreement as provided herein.

      B. Termination. Either party may terminate this Agreement by at least sixty (60) days' prior written notice to the other party.

Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio.

Upon termination of this Agreement, the Trust shall pay to Huntington such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

      C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.


XV.   FEES, EXPENSES and EXPENSE REIMBURSEMENT

Huntington shall receive from each Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Exhibit A to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trusts shall reimburse Huntington for its out-of-pocket costs incurred in connection with this Agreement including all costs and expenses including reasonable attorney's fees, incurred by Huntington to collect any charges due under this Agreement.

Each Trust agrees to promptly reimburse Huntington for any equipment and supplies specially ordered by or for the Trust through Huntington and for any other expenses not contemplated by this Agreement that Huntington may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

Each Trust will bear all expenses that are incurred in the operation of the Trust and not specifically assumed by Huntington. Expenses to be borne by each Trust include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by Huntington under this Agreement); cost of any services contracted for by the Trust directly from parties other than Huntington; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for any Portfolio; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing a Portfolio's NAV.

XVI.  ASSIGNMENT; SUCCESSOR AGENT

      A. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties, except that any party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

      B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for a Trust shall be appointed by the Trust, Huntington shall upon termination deliver to such successor agent at the office of Huntington all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to Huntington on or before the date when such termination shall become effective, then Huntington shall have the right to deliver to a bank or trustcompany, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by Huntington under this Agreement. Thereafter, such bank or trust company shall be the successor of Huntington under this Agreement.

        C. Sub-contractors. Huntington is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by Huntington and Huntington is not relieved of its obligations to the Trust as set forth in this Agreement and Huntington shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.


XVII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.


XXIII.WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


XIX.  HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.


XX.   SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.


XXI.  SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.


XXII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in the Commonwealth of Pennsylvania and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflict of laws principles and rules.


XXIII.REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                       [Remainder of Page Intentionally Blank]


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


THE HUNTINGTON NATIONAL BANK


By:  /s/ Daniel B. Benhase

Name:  Daniel B. Benhase
Title:  Executive Vice President


THE HUNTINGTON FUNDS


By:  /s/ James E. Ostrowski
Name: James E. Ostrowski
Title: Vice President


HUNTINGTON VA FUNDS


By:_/s/ James E. Ostrowski           _

Name: James E. Ostrowski
Title: Vice President

                                   EXHIBIT A
                                       To
        the FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                                     among
              THE HUNTINGTON NATIONAL BANK, THE HUNTINGTON FUNDS
                            and HUNTINGTON VA FUNDS
                             Dated December 1, 2001

                          Amended As of April 30, 2004


                        Huntington Dividend Capture Fund
                    Huntington Fixed Income Securities Fund
                     Huntington Florida Tax-Free Money Fund
                             Huntington Growth Fund
                         Huntington Income Equity Fund
                 Huntington Intermediate Government Income Fund
                      Huntington International Equity Fund
                           Huntington Macro 100 Fund
                       Huntington Michigan Tax-Free Fund
                        Huntington Mid-Corp America Fund
                          Huntington Money Market Fund
                      Huntington Mortgage Securities Fund
                          Huntington New Economy Fund
                  Huntington Ohio Municipal Money Market Fund
                         Huntington Ohio Tax-Free Fund
                        Huntington Rotating Markets Fund
           Huntington Short-Intermediate Fixed Income Securities Fund
                        Huntington Situs Small Cap Fund
                   Huntington U.S. Treasury Money Market Fund
                           Huntington VA Growth Fund
                        Huntington VA Income Equity Fund
                      Huntington VA Dividend Capture Fund
                    Huntington VA International Equity Fund
                          Huntington VA Macro 100 Fund
                      Huntington VA Mid Corp America Fund
                     Huntington VA Mortgage Securities Fund
                         Huntington VA New Economy Fund
                      Huntington VA Rotating Markets Fund
                       Huntington VA Situs Small Cap Fund

For the services provided pursuant to this Agreement, the Funds agree to pay and Huntington agrees to accept as full compensation for its services rendered hereunder 4.25 basis points on average daily net assets of the Funds, subject to a minimum annual fee of $9,000 for each additional class of Shares of any Portfolio with more than one class of shares.

                         (Huntington Funds letterhead)


August 8, 2006



Mr. Randy Bateman
The Huntington National Bank
41 S. High Street
Columbus, Ohio 43215

RE: FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT (THE "FINANCIAL ADMINISTRATION AGREEMENT") DATED AS OF DECEMBER 1, 2001 BY AND AMONG THE HUNTINGTON NATIONAL BANK (THE "BANK"), THE HUNTINGTON VA FUNDS, AND THE HUNTINGTON FUNDS (COLLECTIVELY, THE "ORIGINAL TRUSTS") FOR THE PROVISION OF FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES TO THE ORIGINAL TRUSTS

Dear Randy:

Please note that effective June 23, 2006, the Original Trusts (each Massachusetts business trusts) were reorganized into a single Delaware statutory trust now known as "The Huntington Funds" (hereinafter, the "New Trust"). The reorganization effected an assignment of the Financial Administration Agreement by the Original Trusts to the New Trust, as permitted by Section XVI(A) of the Financial Administration Agreement.

Please do not hesitate to contact Alicia Powell of Reed Smith LLP at 412-288-8240 with any questions.

Sincerely,

THE HUNTINGTON FUNDS

By:  /s/ George M. Polatas
Name:  George M. Polatas
Title:  Vice President


cc:  Ron Corn, Esq.